UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-12356
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia
(Address of principal executive offices and Zip Code)

011 574 311 0720
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 13, 2006, the board of directors of our company approved an eight (8) for one (1) forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split will be effective with the Secretary of State of Nevada on March 24, 2006. The record date was set at March 23, 2006. As a result, our authorized capital will increase from 69,000,000 shares of common stock with a par value of $0.001 and 1,000,000 Preferred “A” stock with a par value of $0.001 to 552,000,000 shares of common stock with a par value of $0.001 and 1,000,000 Preferred “A” stock with a par value of $0.001. Our issued and outstanding share capital will increase from 7,739,500 shares of common stock to 61,916,000 shares of common stock.

Item 7.01 Regulation FD Disclosure

The Forward Stock Split will become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 24, 2006 under the new stock symbol “TAOL”. The new CUSIP number is 87600P204.

Item 9.01 Financial Statements and Exhibits.

99.1 Certificate of Change filed with the Secretary of State of Nevada on March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
By: James Sikora
Director
Date: March 23, 2006